Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities of Zepp Health Corporation

Subsidiaries	Place of Incorporation
ZEPP Inc.	United States
Zepp North America Inc.	United States
Zepp Investment Platform I Ltd.	United States
Galaxy Trading Platform Limited	Hong Kong
Zepp Europe Holding B.V.	Netherlands
Zepp Netherlands Trading B.V. (Netherland)	Netherlands
Hong Kong Zepp Holding Limited	Hong Kong
Beijing Shunyuan Kaihua Technology Co., Ltd.	People’s Republic of China
Anhui Huami Health Technology Co., Ltd.	People’s Republic of China
Huami (Shenzhen) Information Technology Co., Ltd.	People’s Republic of China
Beijing Huami Intelligent Technology Co., Ltd.	People’s Republic of China
Huzhou Huayuan Chuangxu Management Consulting Partnership (Limited Partnership)	People’s Republic of China
Anhui Shunyuan Xinke Management Consulting Partnership (Limited Partnership)	People’s Republic of China
Shanghai Shengyin Technology Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entities	Place of Incorporation
Huami (Beijing) Information Technology Co., Ltd.	People’s Republic of China
Anhui Huami Information Technology Co., Ltd.	People’s Republic of China

Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Huami (Nanjing) Information Technology Co., Ltd.	People’s Republic of China